UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Gentherm Incorporated (“Gentherm”), together with certain of its direct and indirect subsidiaries, are parties to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, the “Credit Agreement”), with the lenders party thereto and Bank of America, N.A. (the “Agent”), as administrative agent, swing line lender and L/C issuer.  The Credit Agreement provides for a $475 million secured revolving credit facility (the “revolving credit facility”).

On March 19 and March 20, 2020, Gentherm provided notice to the Agent to borrow an aggregate of $169.3 million under the revolving credit facility. Gentherm increased its borrowings under the revolving credit facility as a safeguard to increase its cash position and provide additional financial flexibility due to the COVID-19 pandemic, including known and uncertain impacts. The proceeds will be available to be used for working capital and for other general corporate purposes permitted by the Credit Agreement.

As of March 20, 2020, inclusive of the new borrowings, $224 million was outstanding under the revolving credit facility, and $240 million remains available for additional borrowings under the revolving credit facility subject to specified conditions that Gentherm currently satisfies. Future borrowing availability under the Company’s revolving credit facility is subject to Gentherm’s ability to comply with covenants thereunder, and to the extent that Gentherm’s financial performance (including consolidated EBITDA for the applicable trailing 12-month period) deteriorates due to the COVID-19 impacts or otherwise, Gentherm’s borrowing availability may be less than the full amount of revolving credit facility.

Borrowings under the revolving credit facility mature on June 27, 2024, and Gentherm may prepay amounts borrowed at any time without penalty. As of March 20, 2020, inclusive of the new borrowings, Gentherm’s weighted average interest rate is 2.01%.

For additional information on the terms and conditions of the Credit Agreement, the related Amended and Restated Pledge and Security Agreement, and copies of such agreements, see Gentherm’s Current Report on Form 8-K, dated June 28, 2019, which is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On March 25, 2020, Gentherm issued a press release regarding the additional borrowings under the revolving credit facility and disclosing that it is withdrawing its 2020 guidance due to the unprecedented uncertainty regarding the impact of the COVID-19 pandemic, including on the automotive industry and global economy. Gentherm’s press release is furnished hereto as Exhibit 99, which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99	Company news release dated March 25, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: March 26, 2020

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